As filed with the Securities and Exchange Commission on January ___, 1999.
                                                   Registration No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8

                          Registration Statement Under
                           the Securities Act of 1933

                            LNR PROPERTY CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                 Delaware                                     65-0777234
      (State or Other Jurisdiction of                      (I.R.S. Employer
      Incorporation or Organization)                      Identification No.)

                      760 Northwest 107th Avenue, Suite 300
                              Miami, Florida 33172
                    (Address of Principal Executive Offices)

                      LNR PROPERTY CORPORATION SAVINGS PLAN
                            (Full Title of the Plan)

                                Steven J. Saiontz
                            LNR Property Corporation
                           760 Northwest 107th Avenue
                              Miami, Florida 33172
                     (Name and Address of Agent For Service)

                                 (305) 485-2000
          (Telephone number, including area code, of agent for service)

                              CALCULATION  OF  REGISTRATION  FEE

                                            Proposed     Proposed
           Title of                          Maximum      Maximum
          Securities          Amount        Offering     Aggregate   Amount of
             to be             to be          Price      Offering   Registration
          Registered       Registered(1)    Per Share    Price (2)      Fee

Common Stock, $.10 par
share value              500,000 Shares      $20.3125   $10,156,250    $2,823.44



1 In addition, pursuant to rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of plan interests to be offered or sold pursuant to the employee benefit plan described herein.

2 Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act of 1933 on the basis of the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on January 19, 1999.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

               The following documents are incorporated by reference into this Registration Statement:

               (1) The Annual Report of LNR Property Corporation (the "Company") on Form 10-K for the fiscal year ended November, 1997, which has heretofore been filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act").

               (2) The Company's Quarterly Reports on Form 10-Q for the quarterly periods ended February 28, May 31, and August 31, 1998, which have heretofore been filed by the Company with the Commission pursuant to the 1934 Act.

               (3) Current Reports dated January 16, 1998, May 18, 1998 and July 14, 1998 which have heretofore been filed by the Company with the Commission pursuant to the 1934 Act.

               (4) All other reports filed by the Company and the Plan pursuant to Section 13(a) or 15(d) of the 1934 Act since December 31, 1997.

               (5) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 10 filed with the Commission pursuant to Section 12 of the 1934 Act on July 29, 1997.

               All documents subsequently filed by the Company and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the 1934 Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Company's Annual Report on Form 10-K and the Plan's Annual Report on Form 11-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Reports.

               Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

               The securities to be offered are registered under Section 12(b) of the 1934 Act.

Item 5.  Interest of Named Experts and Counsel.

               Not applicable.

Item 6.  Indemnification of Directors and Officers.

               The registrant's by-laws provides for indemnification of directors and officers, among other things, in instances in which they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Company, and in which, with respect to criminal proceedings, they had no reason to believe that conduct was unlawful. Directors and officers may also be entitled to additional indemnification under Section 145 of the General Corporation Law of Delaware.

Item 7.  Exemption from Registration Claimed.

               Not applicable.

Item 8.  Exhibits.

               Reference is made to the Exhibit Index.

Item 9.  Undertakings.

               The registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) That, for the purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on the 19th day of January, 1999.

                                                  LNR PROPERTY CORPORATION

                                                  By: /s/ Steven J. Saiontz
                                                  -------------------------
                                                         Steven J. Saiontz
                                                         Chief Executive Officer

                                       POWER OF ATTORNEY

               KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven J. Saiontz, Shelly Rubin and Stuart A. Miller, and each of them, as his or her true and lawful attorney-in-fact and agent, with sole power of substitution, to sign for him or her and in his or her name, in any and all capacities, all amendments (including post-effective amendments) to the registration statement to which this power of attorney is attached, and to file all such amendments and all exhibits to them and other documents to be filed in connection with them, with the Securities and Exchange Commission.

               Pursuant to the requirements of the Securities Act of 1933, this registration rtatement has been signed below by the following persons in the capacities and on the dates indicated.


           Signature                                 Title                         Date

/s/ Steven J. Saiontz                     Chief Executive Officer and Director      January 19, 1999
          Steven J. Saiontz               (Principal Executive Officer)

/s/ Shelly Rubin                          Financial Vice President                  January 19, 1999
          Shelly Rubin                    (Principal Financial Officer)

/s/ J.T. McMickle                         Controller                                January 19, 1999
          J.T. McMickle                   (Principal Accounting Officer)

/s/ Stuart A. Miller                      Director                                  January 19, 1999
          Stuart A. Miller

/s/ Leonard Miller                        Director                                  January 19, 1999
          Leonard Miller

/s/ Brian L. Bilzin                       Director                                  January 19, 1999
          Brian L. Bilzin

/s/ Sue M. Cobb                           Director                                  January 19, 1999
          Sue M. Cobb

/s/ Carlos M. de la Cruz                  Director                                  January 19, 1999
          Carlos M. de la Cruz

/s/ Jeffrey P. Krasnoff                   Director                                  January 19, 1999
          Jeffrey P. Krasnoff


               Pursuant to the requirements of the Securities Act of 1933, the trustee (or other pesons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized in the City of Miami, State of Florida on January 19, 1999.

                               LNR PROPERTY CORPORATION SAVINGS PLAN

                     By:       /s/ Steven J. Saiontz
                               Steven J. Saiontz
                               Member, Administrative Committee

                     By:       /s/ Jeffrey P. Krasnoff
                               Jeffrey P. Krasnoff
                               Member, Administrative Committee

                     By:       /s/ Shelly Rubin
                               Shelly Rubin
                               Member, Administrative Committee

                                         EXHIBIT INDEX

Exhibit Number                              Description
--------------                              -----------

     4.1 Certificate of Incorporation and Amendment (incorporated by reference to Exhibit 3.1 of the Company's Form 10 dated July 29,1997).

     4.2 By-Laws (incorporated by reference to Exhibit 3.2 of the Company's Form 10 dated July 29, 1997).

     5*              Opinion (including consent) of McDermott, Will & Emery.

    23.1*            Consent of Deloitte & Touche LLP.

    23.2*            Consent of McDermott, Will & Emery (included in Exhibit 5).

     24*             Power of Attorney (included on signature page).


*Filed herewith.